                                                                   EXHIBIT 23(e)




                              ACCOUNTANTS' CONSENT



The Shareholders and Board of Directors
Capitol American Financial Corporation:

     We consent to the incorporation by reference herein of our reports dated January 31, 1996, related to the consolidated financial statements and related financial statement schedules of Capitol American Financial Corporation and subsidiaries, and to the reference to our firm under the headings "Selected Historical Financial Information of CAF" and "Experts" in the Statement/Prospectus.






                                        /s/ KPMG PEAT MARWICK LLP
                                        -------------------------
                                        KPMG PEAT MARWICK LLP



Columbus, Ohio
December 10, 1996